UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Buffalo Wild Wings, Inc.

(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 20, 2017, Marcato Capital Management LP and certain affiliates posted the following logo on http://www.winningatwildwings.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the SEC, and are mailing to shareholders on or about April 20, 2017, a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Buffalo Wild Wings, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.9% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.